EXHIBIT 23.6

CONSENT OF QUANTITATIVE GEOSCIENCE PTY LTD

In connection with Entrée Gold Inc.’s (the “Company”) registration statement on Form S-8, and any amendments thereto, and any documents incorporated by reference therein (the “Registration Statement”), to be filed with the United States Securities and Exchange Commission (the “SEC”), we consent to the filing of this consent and to the use of our firm name and:

(a)	the technical report entitled “Technical Report and Updated Mineral Resource Estimate on the Ann Mason Project Nevada, USA” and dated March 26, 2012; and
(b)	the technical report entitled “Technical Report 2012 on the Lookout Hill Property” and dated March 29, 2012

(together, the “Technical Reports”) as referenced in the Company’s Annual Report on Form 40-F filed with the SEC on March 30, 2012, in the Registration Statement, and to the inclusion and incorporation by reference of information derived from the Technical Reports in the Registration Statement.

Yours truly,

/s/Scott Jackson
Name: Scott Jackson
Title:  Director
Company:  Quantitative Geoscience Pty Ltd

Date:  July 27, 2012